Exhibit 99.2

FLOWCHEM HOLDINGS, LLC

AND SUBSIDIARIES

Condensed Consolidated Financial Statements

As of March 31, 2017 and December 31, 2016 and for the Three Months

Ended March 31, 2017 and 2016

(Unaudited)

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Contents

Page

Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of March 31, 2017 and December 31, 2016	3

Condensed Consolidated Statements of Income for the Three Months Ended March 31, 2017 and 2016	4

Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2017 and 2016	5

Notes to Condensed Consolidated Financial Statements	6 - 11

Condensed Consolidated Financial Statements

(Unaudited)

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2017	2016

Assets

Current Assets
Cash and cash equivalents	$3,636,622	$6,592,281
Receivables, net of allowance of $108,000, respectively	15,662,440	16,187,180
Inventories	6,316,708	4,304,426
Other current assets	580,998	309,282

Total Current Assets	26,196,768	27,393,169

Property, Plant, and Equipment, net	21,041,474	20,585,565

Other Intangible Assets, net	51,653,969	53,337,633

Goodwill	116,369,900	116,369,900

Total Assets	$215,262,111	$217,686,267

Liabilities and Members’ Equity

Current Liabilities
Accounts payable	$3,694,498	$3,901,351
Accrued expenses	798,345	1,188,416
Accrued interest	509,991	555,413
Income taxes payable	131,070	109,885
Capital lease obligations	-	146,371
Current maturities of debt, net of debt discount and debt issuance costs	5,655,300	6,219,357

Total Current Liabilities	10,789,204	12,120,793

Long-Term Debt, net of current maturities and debt discount and debt issuance costs	82,070,330	89,738,286

Deferred Income Taxes	1,269,632	1,144,379

Total Liabilities	94,129,166	103,003,458

Commitments and Contingencies (Note 8)

Members’ Equity	121,132,945	114,682,809

Total Liabilities and Members’ Equity	$215,262,111	$217,686,267

See accompanying notes to the unaudited condensed consolidated financial statements.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited)

Three Months Ended March 31,	2017	2016

Net Sales	$21,758,807	$19,382,434

Cost of Sales	10,204,084	9,227,316

Gross Profit	11,554,723	10,155,118

Operating Expenses
Selling, general and administrative	1,283,592	1,153,782
Management fees	243,883	213,265
Amortization expense	1,683,664	1,683,664

Total Operating Expenses	3,211,139	3,050,711

Income from Operations	8,343,584	7,104,407

Other (Income) Expenses
Interest expense	1,658,914	1,973,578
Other expenses	88,198	88,264
Gain on insurance claim	-	(609,204)

Total Other Expenses	1,747,112	1,452,638

Income Before Income Tax Expense	6,596,472	5,651,769

Income Tax Expense	146,336	7,553

Net Income	$6,450,136	$5,644,216

See accompanying notes to the unaudited condensed consolidated financial statements.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

Three Months Ended March 31,	2017	2016

Cash Flows from Operating Activities
Net income	$6,450,136	$5,644,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	522,828	387,070
Amortization of intangible assets	1,683,664	1,683,664
Amortization of debt discount and debt issuance costs	222,479	222,478
Deferred tax expense (benefit)	125,253	(16,878)
(Gain) on insurance claim	-	(609,204)
Changes in operating assets and liabilities:
Receivables	524,740	526,842
Inventories	(2,012,282)	(1,881,720)
Other current assets	(271,716)	(1,556,815)
Accounts payable	(206,853)	(2,510,094)
Accrued expenses	(390,071)	(1,249,787)
Accrued interest	(45,422)	(30,855)
Income taxes payable	21,185	24,430

Net Cash Provided By Operating Activities	6,623,941	633,347

Cash Flows from Investing Activities
Proceeds from disposal of assets	113,750	-
Proceeds from insurance claim	-	2,358,438
Purchases of property, plant, and equipment	(1,092,487)	(1,937,451)

Net Cash Used In Investing Activities	(978,737)	420,987

Cash Flows from Financing Activities
Principal payments for capital lease obligations	(146,371)	(15,477)
Payments on long-term debt	(8,454,492)	(5,461,867)

Net Cash Used In Financing Activities	(8,600,863)	(5,477,344)

Net Decrease in Cash and Cash Equivalents	(2,955,659)	(4,423,010)

Cash and Cash Equivalents - Beginning of Period	6,592,281	7,657,718

Cash and Cash Equivalents - End of Period	$3,636,622	$3,234,708

Supplemental Cash Flow Information
Cash paid for interest	$1,595,798	$1,949,323

Cash paid (refund) for income taxes	$(102)	$-

See accompanying notes to the unaudited condensed consolidated financial statements.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Organization and Nature of Operations

Flowchem Holdings, LLC (“Holdings”) is a Delaware limited liability company which was formed in October 2013. Effective December 6, 2013, Holdings acquired Flowchem Ltd. and Subsidiaries and then simultaneously merged Flowchem Ltd. into Flowchem, LLC (“Flowchem”) at which time planned principal operations commenced. Holdings is primarily engaged in manufacturing and distribution of chemical drag reduction agents for use in the crude and refined oil pipeline industry worldwide as well as providing field and delivery services for its customers. The Company is headquartered in Waller, Texas.

The Holdings operating agreement states that Holdings will remain in existence until termination and dissolution in accordance with the Members’ agreement.

2.	Basis of Presentation

Interim Financial Information

The unaudited condensed consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America, or GAAP, for interim financial reporting. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted. Therefore, these condensed consolidated financial statements should be read along with the annual audited consolidated financial statements and notes thereto for the years ended December 31, 2016, 2015 and 2014. The balances as of December 31, 2016, were derived from the audited consolidated financial statements. In management’s opinion, all adjustments necessary for a fair statement are reflected in the interim periods presented.

3.	Recent Accounting Pronouncement

In May 2014, the Financial Accounting Standards Board (‘‘FASB’’) issued Accounting Standards Update (‘‘ASU’’) 2014-09, Revenue from Contracts with Customers. ASU 2014-09 supersedes existing revenue recognition requirements in GAAP and requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. Additionally, it requires expanded disclosures regarding the nature, amount, timing, and certainty of revenue and cash flows from contracts with customers. The ASU is effective for annual and interim reporting periods beginning after December 15, 2016, using either a full or a modified retrospective application approach. The Company is in the initial stages of evaluating the effect of the standard on the consolidated financial statements and continues to evaluate the available transition methods.

In February 2016, the FASB issued ASU No, 2016-02, Leases, amending the current accounting for leases. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (i) a financing lease or (ii) an operating lease. Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases. For sale leaseback transactions, a sale will only be recognized if the criteria in the new revenue recognition standard are met. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim within that reporting period, using a modified retrospective approach. Early adoption is permitted. The Company is in the initial stages of evaluating the effect of the standard on the consolidated financial statements.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses. The amendments in ASU 2016-13 require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The amendment is effective for public entities for annual reporting periods beginning after December 15, 2019, however early application is permitted for reporting periods beginning after December 15, 2018. The Company is in the initial stages of evaluating the effect of the standard on the consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 reduces diversity in practice in how certain transactions are classified in the statement of cash flows. The guidance addresses specific cash flow issues for which current GAAP is either unclear or does not include specific guidance. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017. The Company is currently assessing the potential impact of ASU 2016-15 on the consolidated financial statements of cash flows.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. The ASU is effective for annual and interim impairment tests performed in periods beginning after December 15, 2019. Early adoption is permitted for annual and interim goodwill impairment testing dates after January 1, 2017. The ASU will be applied prospectively. We currently do not expect that the adoption of this standard will have a material impact on our consolidated financial statements.

4.	Inventories

Inventories consist of the following:

	March 31,	December 31,
	2017	2016

Finished goods	$2,858,370	$1,281,340
Work-in-progress	2,517,026	2,372,000
Raw materials	941,312	651,086

Inventories	$6,316,708	$4,304,426

The Company’s policy is to record inventory obsolescence as a reduction to its inventory based on a review of inventory quantities on hand and estimated sales forecasts based on sales history and anticipated future demand. At March 31, 2017 and December 31, 2016, no inventory obsolescence reserves were established by the Company.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

5.	Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	Estimated	March 31,	December 31,
	Useful Lives	2017	2016

Land	-	$1,533,482	$1,426,547
Plant	33 years	5,607,801	2,505,350
Building	15 years	3,323,576	3,323,576
Equipment & machinery	3-10 years	10,948,719	10,584,612
Autos & trucks	5 years	2,393,996	2,133,952
		23,807,574	19,974,037
Less: accumulated depreciation		(4,238,213)	(3,926,637)
		19,569,361	16,047,400
Equipment not yet placed in service		1,472,113	4,538,165

Property, plant, and equipment, net		$21,041,474	$20,585,565

Provisions for depreciation have been computed, on a straight-line basis, over the estimated useful lives of the assets. Depreciation expense was approximately $523,000 and $387,000 for the three months ended March 31, 2017 and 2016, respectively, and is included in cost of sales in the condensed consolidated statements of income.

In July 2015, the Company’s Brookshire facility suffered a loss due to fire.  Facility building and equipment were destroyed in the fire.  The loss was covered by the Company’s insurance policy.  The Company recognized a gain of approximately $609,000 from insurance proceed net of related costs for the three months ended March 31, 2016.  The insurance claims were fully settled in August 2016.

6.	Other Intangible Assets

Other intangible assets consist of the following:

	March 31, 2017
	Estimated	Original	Accumulated	Net
	Useful Lives	Amount	Amortization	Amount

Trade names	Indefinite	$12,314,000	$-	$12,314,000
Customer relationships	8 years	37,529,000	(15,584,959)	21,944,041
Patents	12 years	23,944,000	(6,628,940)	17,315,060
Non-compete covenant	5 years	241,000	(160,132)	80,868

Total		$74,028,000	$(22,374,031)	$51,653,969

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

	December 31, 2016
	Estimated	Original	Accumulated	Net
	Useful Lives	Amount	Amortization	Amount

Trade names	Indefinite	$12,314,000	$-	$12,314,000
Customer relationships	8 years	37,529,000	(14,412,178)	23,116,822
Patents	12 years	23,944,000	(6,130,107)	17,813,893
Non-compete covenant	5 years	241,000	(148,082)	92,918

Total		$74,028,000	$(20,690,367)	$53,337,633

Amortization expense for the finite-lived other intangible assets was approximately $1,684,000 for each of the three months ended March 31, 2017 and 2016.

As of March 31, 2017, future amortization expense for other intangible assets is as follows:

12 Months Period Ending March 31,

2018	$6,734,658
2019	6,719,127
2020	6,686,458
2021	6,686,458
2022	5,174,874
Thereafter	7,338,394

$39,339,969

7.	Long-Term Debt

On December 6, 2013, the Company entered into a Senior Secured Credit Agreement (“Credit Agreement”) with various financial institutions for an original amount of $77,000,000. On October 9, 2015, the Company modified its Credit Agreement to increase the original amount borrowed. The modified agreement allowed the Company to borrow an additional amount of approximately $62,000,000 before fees paid to the institutions of approximately $1,400,000. As part of the modification, the $1,400,000 was treated as a discount to the principal balance and is being amortized to interest expense over the life of the Credit Agreement using the straight line method which approximates the effective interest method. Amortization expense related to the debt discount was approximately $111,000 for the three months ended March 31, 2017 and 2016, and is included in interest expense in the condensed consolidated statements of income. A portion of the proceeds were used to pay off long-term debt with an affiliate, as well as make equity distributions to its members. The Company had approximately $89,209,000 and $97,663,000 outstanding under the Credit Agreement as of March 31, 2017 and December 31, 2016, respectively.

Under the Credit Agreement, the Company also obtained access to a revolving credit facility in an aggregate principal amount not to exceed $7,500,000, which may be used for general working capital purposes, capital expenditures, and permitted acquisitions. The unused borrowing capacity is subject to a commitment fee of 0.5% per year and all outstanding amounts under the revolving credit facility are due upon maturity of the Credit Agreement on December 6, 2018. There were no amounts outstanding on the revolving credit facility as of March 31, 2017 and December 31, 2016.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Outstanding amounts under the Credit Agreement bear interest at LIBOR or a base rate, plus an applicable margin that ranges from 7.00% to 7.50% for base rate loans and from 6.00% to 6.50% for LIBOR loans, based upon the Company’s leverage ratio on a consolidated basis. At March 31, 2017, interest on the Credit Agreement was 6.50%.

The outstanding principal balance of the Credit Agreement is scheduled to be repaid through varying periodic principal payments with all remaining unpaid interest and principal due upon maturity at December 6, 2018. In addition to the scheduled periodic payments, the Company is required to pay an additional principal amount equal to the difference between (i) 50% of the Excess Cash Flow of the Company’s fiscal year (as defined in the Credit Agreement) minus (ii) the aggregate amount of optional prepayments of the Credit Agreement made during the fiscal year. As part of the 2015 Credit Agreement modification, the Company received a waiver deferring the Excess Cash Flow requirement until 2017.

The Credit Agreement is secured by all property and assets of the Company. Furthermore, the Credit Agreement obligates the Company to comply with customary affirmative, financial, and restrictive covenants including financial reporting, governance, and notification requirements. At March 31, 2017, the Company was in compliance with these requirements.

Effective January 1, 2016, the Company adopted ASU 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which requires debt issuance costs to be presented in the consolidated balance sheet as a direct deduction from the carrying value of the associated debt liabilities, and amortization of those costs should be reported as interest expenses.  Future maturities of long-term debt as of March 31, 2017 are as follows:

		Unamortized Debt
		Discount and Debt
12 Months Period Ending March 31,	Debt	Issuance Costs	Total

2018	$6,545,214	$(889,914)	$5,655,300
2019	82,663,607	(593,277)	82,070,330

	$89,208,821	$(1,483,191)	$87,725,630

8.	Commitments and Contingencies

From time to time the Company may be involved in claims and litigation arising in the ordinary course of business. Because there are inherent uncertainties in the ultimate outcome of such matters, it is presently not possible to determine the ultimate outcome of any potential claims or litigation against the Company; however, management believes that the outcome of such matters will not have a material adverse effect on the Company’s financial position, results of operation or liquidity.

9.	Related Party Transactions

For the three months ended March 31, 2017 and 2016, the Company recognized approximately $244,000 and $213,000, respectively, in management fees with the majority member of the Company, which is included in the accompanying condensed consolidated statements of income. At March 31, 2017 and December 31, 2016, approximately $0 and $81,000, respectively, was due to the majority member.

FLOWCHEM HOLDINGS, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Through September 2016, the Company had a shared services arrangement with another portfolio company of the majority member whereby certain administrative services and personnel costs were shared.

10.	Concentrations

The Company’s customer concentration may impact its overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the chemicals industry.

For the three months ended March 31, 2017, the Company generated approximately 31% of its sales from two customers (18% and 14%). The amount due from these customers at March 31, 2017 was approximately $5,135,000. For the three months ended March 31, 2016, the Company generated approximately 24% of its sales from two customers (14% and 10%). The amount due from these customers at March 31, 2016 was approximately $754,000.

11.	Subsequent Events

Management has evaluated subsequent events through June 14, 2017, the date which the financial statements were available to be issued.

The Company entered into an agreement to be acquired by a third party company in April 2017 for cash of $495 million.  The acquisition is anticipated to close in June 2017.